Exhibit 99.1

Health Catalyst Reports First Quarter 2020 Results

SALT LAKE CITY, UT, May 12, 2020 — Health Catalyst, Inc. (Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended March 31, 2020.

“Let me first take this opportunity to share that our thoughts and prayers are with all those impacted by the COVID-19 pandemic, especially those who have lost loved ones,” said Dan Burton, CEO of Health Catalyst. “For Health Catalyst, the unprecedented challenges associated with the global spread of COVID-19 have highlighted that our mission, to be the catalyst for massive, measurable, data-informed healthcare improvement, is needed now more than ever. And to further deliver on that mission, our team members have worked tirelessly, building upon our powerful DOS platform and leveraging several of our analytics applications, to develop a series of COVID-19 specific technology and services solutions. To-date, we are both grateful and honored that our heroic health system customers have trusted our technology and services expertise so meaningfully to support them in this time of great need.”
Mr. Burton continued: “From a financial perspective, I am very pleased with our performance in the first quarter across all areas of our business, including outperforming the mid-point of our guidance for both total revenue and Adjusted EBITDA. While the fluidity and uncertain timeline of the COVID-19 pandemic creates some near-term uncertainty, we believe this crisis significantly highlights the need for healthcare organizations to invest in data and analytics, and thus will serve as a long-term tailwind for our business.”

Financial Highlights for the Three Months Ended March 31, 2020

Key Financial Metrics

	Three Months Ended March 31,		Year over Year Change
	2020	2019
GAAP Financial Data:	(in thousands, except percentages)
Technology revenue	$24,699	$20,148	23%
Professional services revenue	$20,417	$15,065	36%
Total revenue	$45,116	$35,213	28%
Loss from operations	$(18,105)	$(11,094)	(63)%
Net loss	$(17,490)	$(13,720)	(27)%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$16,969	$13,429	26%
Adjusted Technology Gross Margin	69%	67%
Adjusted Professional Services Gross Profit	$5,071	$4,747	7%
Adjusted Professional Services Gross Margin	25%	32%
Total Adjusted Gross Profit	$22,040	$18,176	21%
Total Adjusted Gross Margin	49%	52%
Adjusted EBITDA	$(5,971)	$(6,680)	11%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.

For the second-quarter of 2020, we expect:

•Total revenue between $40.8 million and $43.8 million, and
•Adjusted EBITDA between $(7.8) million and $(5.8) million

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Tuesday, May 12, 2020 at 5:00 p.m. E.T. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 8292058. A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q2 2020. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 expected to be filed with the SEC on or about May 13, 2020.  All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of March 31,	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$60,965	$18,032
Short-term investments	143,595	210,245
Accounts receivable, net	35,367	27,570
Deferred costs	493	937
Prepaid expenses and other assets	9,439	7,455
Total current assets	249,859	264,239
Property and equipment, net	3,943	4,295
Intangible assets, net	31,753	25,535
Operating lease right-of-use assets	3,105	3,787
Other assets	1,678	810
Goodwill	18,419	3,694
Total assets	$308,757	$302,360
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,736	$3,622
Accrued liabilities	6,830	8,944
Acquisition-related consideration payable	3,107	2,192
Deferred revenue	35,454	30,653
Operating lease liabilities	2,301	2,806
Current portion of long-term debt	—	—
Total current liabilities	50,428	48,217
Long-term debt, net of current portion	48,485	48,200
Acquisition-related consideration payable, net of current portion	—	1,860
Deferred revenue, net of current portion	1,356	1,459
Operating lease liabilities, net of current portion	1,375	1,654
Contingent consideration liability	2,666	—
Other liabilities	326	326
Total liabilities	104,636	101,716
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 37,838,276 and 36,678,854 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	38	37
Additional paid-in capital	832,167	811049
Accumulated deficit	(628,123)	(610,514)
Accumulated other comprehensive income	39	72
Total stockholders’ equity	204,121	200,644
Total liabilities and stockholders’ equity	$308,757	$302,360

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Technology	$24,699	$20,148
Professional services	20,417	15,065
Total revenue	45,116	35,213
Cost of revenue, excluding depreciation and amortization:
Technology(1)	7,906	6,752
Professional services(1)(3)	16,162	10,574
Total cost of revenue, excluding depreciation and amortization	24,068	17,326
Operating expenses:
Sales and marketing(1)(3)	13,487	10,473
Research and development(1)(3)	13,088	10,022
General and administrative(1)(2)(4)	9,701	6,174
Depreciation and amortization	2,877	2,312
Total operating expenses	39,153	28,981
Loss from operations	(18,105)	(11,094)
Loss on extinguishment of debt	—	(1,670)
Interest and other expense, net	(621)	(945)
Loss before income taxes	(18,726)	(13,709)
Income tax provision (benefit)	(1,236)	11
Net loss	$(17,490)	$(13,720)
Less: accretion of redeemable convertible preferred stock	—	64,015
Net loss attributable to common stockholders	$(17,490)	$(77,735)
Net loss per share attributable to common stockholders, basic and diluted	$(0.47)	$(16.21)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	37,109	4,795

Adjusted net loss(5)	$(6,083)	$(8,448)
Pro forma adjusted net loss per share, basic and diluted(5)	$(0.16)	$(0.23)
Pro forma as adjusted weighted-average number of shares outstanding used in calculating Adjusted Net Loss per share, basic and diluted(5)	37,109	35,997
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2020	2019
Stock-Based Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$176	$33
Professional services	816	148
Sales and marketing	3,182	783
Research and development	1,882	222
General and administrative	2,685	470
Total	$8,741	$1,656

(2) Includes acquisition transaction costs as follows:

	Three Months Ended March 31,
	2020	2019
Acquisition transaction costs:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—
Professional services	—	—
Sales and marketing	—	—
Research and development	—	—
General and administrative	875	—
Total	$875	$—

(3) Includes post-acquisition restructuring costs as follows:

	Three Months Ended March 31,
	2020	2019
Post-Acquisition Restructuring Costs:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—
Professional services	—	108
Sales and marketing	—	306
Research and development	—	32
General and administrative	—	—
Total	$—	$446

(4)  Includes the change in fair value of contingent consideration liability, as follows:

	Three Months Ended March 31,
	2020	2019
Change in fair value of contingent consideration liability:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—
Professional services	—	—
Sales and marketing	—	—
Research and development	—	—
General and administrative	(359)	—
Total	$(359)	$—

(5) Includes pro forma adjustments to net loss attributable to common stockholders and the weighted average number of common shares outstanding directly attributable to the closing of our initial public offering on July 29, 2019 as well as certain other non-GAAP adjustments. Refer to the "Non-GAAP Financial Measures—Pro Forma Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(17,490)	$(13,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,877	2,312
Loss on extinguishment of debt	—	1,670
Amortization of debt discount and issuance costs	285	144
Investment discount and premium amortization	(6)	(83)
Gain on sale of property and equipment	(2)	(11)
Stock-based compensation expense	8,741	1,656
Deferred tax (benefit) provision	(1,280)	—
Change in fair value of contingent consideration liability	(359)	—
Other	(2)	—
Change in operating assets and liabilities:
Accounts receivable, net	(7,284)	(557)
Deferred costs	444	(109)
Prepaid expenses and other assets	(2,244)	(185)
Operating lease right-of-use assets	682	130
Accounts payable, accrued liabilities, and other liabilities	(4,283)	(382)
Deferred revenue	3,936	4,012
Operating lease liabilities	(784)	(101)
Net cash used in operating activities	(16,769)	(5,224)

Cash flows from investing activities
Purchases of property and equipment	(506)	(689)
Proceeds from the sale of property and equipment	6	14
Purchase of short-term investments	—	(30,726)
Proceeds from the sale and maturity of short-term investments	66,653	3,147
Purchase of intangible assets	(758)	(402)
Acquisition of business, net of cash acquired	(15,249)	—
Net cash provided by (used in) investing activities	50,146	(28,656)

Cash flows from financing activities
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	—	12,073
Proceeds from exercise of stock options	9,046	808
Proceeds from employee stock purchase plan	1,289	—
Payment of SVB line of credit and mezzanine loan	—	(21,821)
Proceeds from credit facilities, net of debt issuance costs	—	47,169
Payments of acquisition-related consideration	(748)	(390)
Payments of deferred offering costs	—	(182)
Net cash provided by financing activities	9,587	37,657
Effect of exchange rate on cash and cash equivalents	(31)	—
Net increase in cash and cash equivalents	42,933	3,777

Cash and cash equivalents at beginning of period	18,032	28,431
Cash and cash equivalents at end of period	$60,965	$32,208

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization and excluding (i) stock-based compensation, (ii) acquisition transaction costs, and (iii) post-acquisition restructuring costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three and three months ended March 31, 2020 and 2019:

	Three Months Ended March 31, 2020
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$24,699	$20,417	$45,116
Cost of revenue, excluding depreciation and amortization	(7,906)	(16,162)	(24,068)
Gross profit, excluding depreciation and amortization	16,793	4,255	21,048
Add:
Stock-based compensation	176	816	992
Adjusted Gross Profit	$16,969	$5,071	$22,040
Gross margin, excluding depreciation and amortization	68%	21%	47%
Adjusted Gross Margin	69%	25%	49%

	Three Months Ended March 31, 2019
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$20,148	$15,065	$35,213
Cost of revenue, excluding depreciation and amortization	(6,752)	(10,574)	(17,326)
Gross profit, excluding depreciation and amortization	13,396	4,491	17,887
Add:
Stock-based compensation	33	148	181
Post-acquisition restructuring costs	—	108	108
Adjusted Gross Profit	$13,429	$4,747	$18,176
Gross margin, excluding depreciation and amortization	66%	30%	51%
Adjusted Gross Margin	67%	32%	52%

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) loss on extinguishment of debt, (iii) income tax provision, (iv) depreciation and amortization, (v) stock-based compensation, (vi) acquisition transaction costs, (vii) change in fair value of contingent consideration liability, and (viii) post-acquisition restructuring costs. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three and three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net loss	$(17,490)	$(13,720)
Add:
Interest and other expense, net	621	945
Loss on extinguishment of debt	—	1,670
Income tax (benefit) provision	(1,236)	11
Depreciation and amortization	2,877	2,312
Stock-based compensation	8,741	1,656
Acquisition transaction costs	875	—
Change in fair value of contingent consideration liability	(359)	—
Post-acquisition restructuring costs	—	446
Adjusted EBITDA	$(5,971)	$(6,680)

Pro Forma Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss attributable to common stockholders adjusted for (i) accretion of redeemable convertible preferred stock, (ii) stock-based compensation, (iii) acquisition transaction costs, (iv) change in fair value of contingent consideration liability, (v) post-acquisition restructuring costs, (vi) amortization of acquired intangibles, and (vii) loss on debt extinguishment. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
On July 29, 2019, we closed our initial public offering (our IPO) in which we issued and sold 8,050,000 shares (inclusive of the underwriters’ option to purchase an additional 1,050,000 shares) of common stock at $26.00 per share. We received net proceeds of $194.6 million after deducting underwriting discounts and commissions and before deducting offering costs of $4.6 million. Upon the closing of our IPO, all shares of our outstanding redeemable convertible preferred stock converted into 23,151,481 shares of common stock on a one-for-one basis. Because our IPO occurred after the three months ended March 31, 2019, we have prepared the below adjusted condensed consolidated statement of operations data to present pro forma adjusted net loss per share amounts that will be comparable between the current and prior periods presented. The following calculation gives effect to the following pro forma adjustments:
I.The automatic conversion of all outstanding shares of our redeemable convertible preferred stock (using the if-converted method) into common stock as though the issuance and conversion had occurred as of the beginning of the 2019 period presented.
II.The issuance of 8,050,000 shares of common stock as part of our IPO, assuming the shares of common stock were issued and sold as of the beginning of the 2019 period presented.
The table below presents our calculation of pro forma adjusted net loss per share, basic and diluted, including a reconciliation of Adjusted Net Loss and the pro forma as adjusted weighted-average shares used in calculating pro forma adjusted net loss per share, basic and diluted, to the most directly comparable financial measures calculated in accordance with GAAP:

	Three Months Ended March 31,
	2020	2019
Numerator:	(in thousands, except share and per share amounts)
Net loss attributable to common stockholders	$(17,490)	$(77,735)
Add:
Accretion of redeemable convertible preferred stock	—	64,015
Stock-based compensation	8,741	1,656
Amortization of acquired intangibles	2,150	1,500
Loss on extinguishment of debt	—	1,670
Acquisition transaction costs	875	—
Change in fair value of contingent consideration liability	(359)	—
Post-acquisition restructuring costs	—	446
Adjusted Net Loss	$(6,083)	$(8,448)
Denominator:
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders, basic and diluted	37,108,998	4,795,195
Pro forma adjustments:
Pro forma adjustment to reflect issuance and conversion of redeemable convertible preferred stock to common stock, assuming the issuance and conversion took place as of the beginning of the 2019 period	—	23,151,481
Pro forma adjustment to reflect issuance of shares of common stock as part of IPO, assuming the issuance took place as of the beginning of the 2019 period	—	8,050,000
Pro forma as adjusted weighted-average number of shares used in calculating Adjusted Net Loss per share, basic and diluted	37,108,998	35,996,676
Pro forma adjusted net loss per share, basic and diluted	$(0.16)	$(0.23)

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kristen Berry
Vice President, Public Relations
+1 (617) 234-4123
+1 (774) 573-0455 (m)
kberry@we-worldwide.com